UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

K2 INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See disclosure in Item 2.03 below, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 19, 2007, K2 Inc. (“K2”) entered into the First Amendment (the “Amendment”) to the Amended and Restated Credit Agreement dated as of February 21, 2006 (the “Credit Agreement”) with certain of its subsidiaries parties thereto, the financial institutions named therein, as lenders, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties named therein. The Amendment, among other things, created borrowing subfacilities for certain of K2’s subsidiaries organized under the laws of the Netherlands and Norway, which subfacilities permit such subsidiaries to borrow in their local currency under the Credit Agreement. Pursuant to the Amendment, the aggregate revolving commitments of the lenders under the Credit Agreement was increased from $250,000,000 to $270,000,000. K2 retains the ability to increase the aggregate commitment of the lenders to $350,000,000 under certain circumstances.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Reference
10.1	First Amendment to Amended and Restated Credit Agreement, dated as of March 19, 2007, among K2, certain of its subsidiaries parties thereto, the financial institutions named therein, as lenders, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K2 INC.

Date: March 20, 2007	/s/ Monte H. Baier
Monte H. Baier
Vice President and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Amended and Restated Credit Agreement, dated as of March 19, 2007, among K2, certain of its subsidiaries parties thereto, the financial institutions named therein, as lenders, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties named therein.

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